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                                                             As of March 5, 2001
                                                                   Board meeting
                                   EXHIBIT 3.2

                                     BYLAWS

                                       OF

                         RIGHTCHOICE MANAGED CARE, INC.

                                   AS AMENDED
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                                TABLE OF CONTENTS

                                                                            Page
ARTICLE I - OFFICES AND RECORDS................................................1
ARTICLE II - SHAREHOLDERS......................................................1
ARTICLE III - BOARD OF DIRECTORS...............................................6
ARTICLE IV - OFFICERS.........................................................15
ARTICLE V - INDEMNIFICATION...................................................19
ARTICLE VI - STOCK............................................................21
ARTICLE VII - CORPORATE FINANCE...............................................22
ARTICLE VIII - GENERAL PROVISIONS.............................................23


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                         ARTICLE I - OFFICES AND RECORDS

SECTION 1.1 REGISTERED OFFICE AND REGISTERED AGENT. The location of the registered office and the name of the registered agent of the Corporation in the State of Delaware shall be as stated in the Certificate of Incorporation of the Corporation (as the same may be further amended and/or restated) (the "Certificate of Incorporation") or as shall be determined from time to time by the Board of Directors and on file in the appropriate office of the State of Delaware pursuant to applicable provisions of law. Unless otherwise permitted by law, the address of the registered office of the Corporation and the address of the business office of the registered agent shall be identical.

SECTION 1.2 CORPORATE OFFICES. The Corporation may have such corporate offices anywhere within or without the State of Delaware as the Board of Directors from time to time may determine or the business of the Corporation may require.

SECTION 1.3 BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of its proceedings of its stockholders and Board of Directors (and any committee having the authority of the Board of Directors) and the names and places of residence of its officers. The Corporation shall keep at its registered office or principal place of business in the State of Missouri, or at the office of its transfer agent in the State of Missouri, if any, books and records in which shall be recorded the number of shares subscribed, the names of the owners of the shares, the numbers owned by them respectively, the amount of shares paid, and by whom, and the transfer of such shares with the date of transfer.

SECTION 1.4 INSPECTION OF RECORDS. A stockholder may, upon written demand under oath stating the proper purpose thereof, inspect the records of the Corporation, pursuant to any statutory or other legal right, during the usual and customary hours of business and in such manner as will not unduly interfere with the regular conduct of the business of the Corporation. A stockholder may delegate such stockholder's right of inspection to a certified or public accountant on the condition, to be enforced at the option of the Corporation, that the stockholder and accountant agree with the Corporation to furnish to the Corporation promptly a true and correct copy of each report with respect to such inspection made by such accountant. No stockholder shall use, permit to be used or acquiesce in the use by others of any information so obtained to the detriment competitively of the Corporation, nor shall such stockholder furnish or permit to be furnished any information so obtained to any competitor or prospective competitor of the Corporation. The Corporation as a condition precedent to any stockholder's inspection of the records of the Corporation may require the stockholder to indemnify the Corporation, in such manner and for such amount as may be determined by the Board of Directors, against any loss or damage which may be suffered by it arising out of or resulting from any unauthorized disclosure made or permitted to be made by such stockholder of information obtained in the course of such inspection.

                            ARTICLE II - SHAREHOLDERS

SECTION 2.1 PLACE OF MEETINGS. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation by the Board of Directors, stockholders' meetings shall be held at the principal place of business of the Corporation.

SECTION 2.2 ANNUAL MEETINGS. An annual meeting of the stockholders of the Corporation for the election of directors shall be held on the second Friday in June of each year, if not a legal holiday, and
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if a legal holiday, then on the next business day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which the stockholders entitled to vote thereon shall elect directors to serve until expiration of their respective term of office as specified in Section 3 of
Article IV of the Certificate of Incorporation and until their respective successors are duly elected and qualified, or until their respective earlier resignation, removal or death, and shall transact such other business as may properly come before the meeting as provided herein.

SECTION 2.3 SPECIAL MEETINGS. Special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer, the President, or an Independent Board Majority (as defined in Section 4.B.3 of
Article IV of the Certificate of Incorporation). The Chairman of the Board, the Chief Executive Officer, the President, or an Independent Board Majority, as the case may be, shall have the right to determine the business to be transacted at any special meeting and no issue or matter may be acted upon by any stockholders at any special meeting unless such issue or matter has been approved by the Board of Directors for vote by stockholders at such meeting.

SECTION 2.4       NOTICE; WAIVER OF NOTICE; AFFIDAVIT OF NOTICE.

         (a) Written or printed notice of each meeting of the stockholders, whether annual or special, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes thereof and that no other business may be transacted, and, in the case of an annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the stockholders, shall be delivered or given to each stockholder entitled to vote at such meeting, as determined in accordance with
Section 2.8 of these Bylaws, not less than ten (10) days or more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting pursuant to Section 2.3 of these Bylaws, unless, as to a particular matter, other or further notice is required by the General Corporation Law of the State of Delaware (the "DGCL") or other applicable law, in which case such other or further notice shall be given.

         (b) Any notice to a stockholder of a stockholders' meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid and addressed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

         (c) Whenever any notice is required to be given to any stockholder under the provisions of these Bylaws, or of the Certificate of Incorporation or of the DGCL or other applicable law, a written waiver thereof, signed by the stockholder entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         (d) To the extent provided by the DGCL or other applicable law, attendance of a stockholder at any meeting shall constitute a waiver of notice of such meeting except where a stockholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         (e) An affidavit of the mailing or other means of giving any notice of any stockholders' meeting shall be executed by the Secretary, the Assistant Secretary, or any transfer agent of the Corporation giving the notice, and shall be filed and maintained in the minute book of the Corporation.


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SECTION 2.5       PRESIDING OFFICIALS. Every meeting of the stockholders, for whatever purpose, shall be convened by the President, the Secretary or the officer or any of the persons who called the meeting pursuant to Section 2.3 of these Bylaws. The meeting shall be presided over by the officers specified in Sections 4.7, 4.8 and 4.9 of these Bylaws as provided therein.

SECTION 2.6 QUORUM; ADJOURNMENT. Unless otherwise provided by the DGCL or other applicable law, the Certificate of Incorporation or these Bylaws, the constitution of a quorum at any meeting of the stockholders shall require a majority of the outstanding shares of the Corporation's capital stock entitled to vote at such meeting, represented in person or by proxy; provided, however, that in the event that less than a quorum is represented at a meeting, the shares so represented, by a majority vote, shall have the right successively to adjourn the meeting, without notice to any stockholder not present at the meeting, to a specified date no later than 90 days after such adjournment. In all matters, every decision of a majority of the outstanding shares then entitled to vote on the subject matter and represented in person or by proxy at a meeting at which a quorum is present shall be valid as an act of the stockholders, unless a larger vote is required by the DGCL or other applicable law, by the Certificate of Incorporation or by these Bylaws; provided, however, that if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority (or such higher proportion as may be required by the DGCL or other applicable law or the Certificate of Incorporation or these Bylaws) of the shares of each such class must be voted affirmatively to approve any matter requiring such separate class vote. Shares represented by a proxy which directs that the shares be voted to abstain or to withhold a vote on a matter shall be deemed to be represented at the meeting as to such matter. At any subsequent session of an adjourned meeting at which a quorum is present in person or by proxy, any business may be transacted which could have been transacted at the initial session of the meeting if a quorum had been present.

SECTION 2.7 PROXIES. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the stockholder or the stockholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of three (3) years from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of
Section 212 of the DGCL.

SECTION 2.8       VOTING.

         (a) Each stockholder shall have the number of votes provided in the Certificate of Incorporation for each share of stock entitled to vote under the provisions of the Certificate of Incorporation and registered in such stockholder's name on the books of the Corporation.

         (b) Cumulative voting is not permitted with respect to the election of directors, and thus no stockholder entitled to vote in the election of directors shall have the right to cast as many votes in the aggregate as shall equal the number of votes held by the stockholder in the Corporation, multiplied


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by the number of directors to be elected at the election, for one candidate, or distribute them among two or more candidates.

         (c) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         (d) If the Board of Directors does not close the transfer books or set a record date for the determination of its stockholders entitled to notice of, or to vote at, a meeting of stockholders in accordance with Section 2.8(d) of these Bylaws, only those persons who are stockholders of record at the close of business on the day preceding the next day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which such meeting is held, shall be entitled to notice of, and to vote at, such meeting and any adjournment of such meeting; except that, if prior to such meeting written waivers of notice of such meeting are signed and delivered to the Corporation by all of the stockholders of record at the time such meeting is convened, only those persons who are stockholders of record at the time such meeting is convened shall be entitled to vote at such meeting and any adjournment thereof.

SECTION 2.9 STOCKHOLDERS' LISTS. A complete list of the stockholders entitled to vote at each meeting of the stockholders, arranged in alphabetical order, with the address of and the number of voting shares of each class owned of record by each stockholder of record as of the date determined pursuant to Sections 2.8(d) or (e) of these Bylaws as the case may be, shall be prepared by the officer of the Corporation having charge of the stock transfer books of the Corporation, and shall, for a period of ten (10) days prior to the meeting, be kept on file at a place within the city where the meeting is to be held and shall at any time during the usual hours for business be subject to inspection by any stockholder. Such list or a duplicate thereof shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are the stockholders entitled to examine such list, share ledger or transfer book or to vote at any meeting of stockholders.

SECTION 2.10 CONDUCT OF STOCKHOLDER MEETINGS. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors of the Corporation may, to the extent not prohibited by the DGCL or other applicable law, adopt by resolution such rules and regulations for the conduct of the meetings or any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations, the Chairman of the meeting may prescribe such rules, regulations and procedures and do all such acts as, in the judgment of such Chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may, to the extent not prohibited by the DGCL or other applicable law, include, without limitation, the following:
(i) the establishment of an agenda for the meeting; (ii) the maintenance of order at the meeting; (iii) limitations on attendance at or participation in the meeting to stockholders of record of


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the Corporation, their duly authorized proxies and such other persons as shall be determined; (iv) restrictions on entry to the meeting after a specified time;
(v) limitation on the time allotted to questions or comments by participants;
(vi) a determination of whether the proponent of any proposal is entitled to obtain a vote by stockholders on that proposal at that meeting under the standards prescribed in these Bylaws and such other standards as the Chairman of the meeting shall determine to be applicable; (vii) the taking and counting of votes at such meetings; and (viii) the resolution of any other questions which may be raised at such meeting. Unless otherwise determined by the Board of Directors or the Chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with any rules of parliamentary procedure.

SECTION 2.11 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. No action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting of such stockholders.

SECTION 2.12 INSPECTORS OF ELECTION. Before any meeting of stockholders, the Board of Directors shall appoint a person (other than nominees for office, directors or stockholders) to act as inspectors of election at the meeting or its adjournment. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting shall appoint a person to fill such vacancy. The inspector shall: (a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (b) receive votes or ballots; (c) hear and determine all challenges and questions in any way arising in connection with the right to vote; (d) count and tabulate all votes; (e) determine when the polls shall close; (f) determine the result; and (g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

SECTION 2.13      STOCKHOLDER PROPOSALS.

         (a) Stockholders shall be entitled to submit proposals to be voted upon by stockholders at an annual meeting of the Corporation provided that they comply with the procedures set forth in this Section 2.13. Only those proposals which satisfy all requirements specified in this Section 2.13 shall be deemed "Qualified Stockholder Proposals."

         (b) In order for a proposal to constitute a "Qualified Stockholder Proposal," all of the following requirements must be satisfied:

                  (1) The proposal must be made for submission at an annual meeting of stockholders;

                  (2) The proposal must be a proper subject for stockholder action. The Board of Directors shall be entitled to determine that any proposal which the stockholder is not entitled to have included in the Corporation's proxy statement for the annual meeting under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations issued by the Securities and Exchange Commission (which are collectively referred to herein as the "SEC Proxy Rules") is not a proper subject for stockholder action;

                  (3) The proposal must be made by a stockholder who shall be the record holder on the record date for such annual meeting and at that meeting of shares entitled to be voted for the proposal (a "Proposing Stockholder");


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                  (4)      The Proposing Stockholder must deliver a written
         notice identifying such proposal to the office of the Corporation's Corporate Secretary at the Corporation's principal place of business which provides the information required by these Bylaws which is timely under the standards given in Section 3.5(e)(4) of these Bylaws;

                  (5)      Such Proposing Stockholder's proposal notice shall:
         (i) contain a description of the proposal, the reasons for the proposal and any material interest in such proposal by the Proposing Stockholder or the beneficial owner of the stockholder's record shares; (ii) contain an affirmation by the Proposing Stockholder that the stockholder satisfies the requirements specified in this Section 2.13 for presentation of such proposal; and (iii) as to the Proposing Stockholder and the beneficial owner, if any, on whose behalf the proposal is made (x) the name and address of such Proposing Stockholder, as they appear on the Corporation's books, and of such beneficial owner and the telephone number at which each may be contacted during normal business hours through the time for which the meeting is scheduled, and (y) the class and number of shares of the Corporation which are owned beneficially and of record by such Proposing Stockholder and such beneficial owner; and

                  (6) The Proposing Stockholder and the beneficial owner shall provide such other information as any officer of the Corporation shall reasonably deem relevant within such time limits as any officer of the Corporation shall reasonably impose for such information.

         (c) Nothing in these Bylaws shall be deemed to prohibit a stockholder from including any proposals in the Corporation's proxy statement to the extent such inclusion shall be required by the SEC Proxy Rules or to lessen any obligation by any stockholder to comply with the SEC Proxy Rules; provided, however, that neither the fact that a stockholder's nominee qualifies as a Qualified Candidate (as defined in Section 3.5 of these Bylaws) nor the fact that a Proposing Stockholder's proposal qualifies as a Qualified Stockholder Proposal under this Section 2.13 shall obligate the Corporation to endorse that candidate or proposal or (except to the extent required by the SEC Proxy Rules) to provide a means to vote on that proposal on proxy cards solicited by the Corporation or to include information about that proposal in the Corporation's proxy statement. To the extent this Section 2.13 shall be deemed by the Board of Directors or the Securities and Exchange Commission, or adjudged by a court of competent jurisdiction, to be inconsistent with the rights of stockholders to request inclusion of a proposal in the Corporation's proxy statement pursuant to the SEC Proxy Rules, the SEC Proxy Rules shall prevail.

                        ARTICLE III - BOARD OF DIRECTORS

SECTION 3.1 GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred upon it by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not directed or required to be exercised or done exclusively by the stockholders by the DGCL or other applicable law or by the Certificate of Incorporation or by these Bylaws.

SECTION 3.2 NUMBER OF DIRECTORS. Until otherwise determined by the Board of Directors acting pursuant to Section 3.4 of these Bylaws, the number of positions on the Board of Directors shall be three (3).


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SECTION 3.3       DIVISION OF THE BOARD OF DIRECTORS INTO CLASSES. The Board of
Directors shall be divided into three classes in accordance with the Certificate of Incorporation. The positions within each class shall be the same in number as reasonably practicable. Directors within a given class shall be designated as the "Class of [Year]," with the entry for "Year" being the year in which the next triennial election for directors in that class is scheduled to occur.

SECTION 3.4 BOARD OF DIRECTORS' POWER TO ALTER THE NUMBER OF DIRECTORS AND THE SIZE OF CLASSES. The Board of Directors shall have the power (within the limitations prescribed by the Certificate of Incorporation) by a resolution adopted by an Independent Board Majority at the time of such adoption to alter at any time and from time to time (i) the total number of directorship positions on the Board of Directors, and (ii) the number of directorship positions in any of the three classes of directors established by the Certificate of Incorporation. Except as otherwise expressly provided in the Certificate of Incorporation, from the adoption of any particular resolution in the manner provided in the preceding sentence until the adoption in the manner prescribed by the preceding sentence of any subsequent resolution altering the results of the particular resolution, (i) the total number of directorship positions on the Board of Directors shall be equal to the number specified in the particular resolution, and (ii) the number of directorship positions in each of the three classes of directors established by the Certificate of Incorporation shall be the number established in the particular resolution.

SECTION 3.5       ELECTION OF DIRECTORS BY STOCKHOLDERS.

         (a) Qualified Candidates (as defined below in this Section 3.5) for election as directors at any meeting of the stockholders of the Corporation shall be elected by plurality vote. (Under plurality voting, if five positions on the Board of Directors were up for election at any particular stockholders' meeting, then the five Qualified Candidates who receive more votes than any other Qualified Candidates shall be deemed elected at that meeting. It shall not, therefore, be necessary for election to the Board of Directors that a candidate receive a majority of the votes comprising the quorum for the meeting so long as the individual receives a number of votes sufficient for election under the terms hereof.)

         (b) Only Qualified Candidates may be elected to the Board of Directors at any particular stockholders' meeting. Votes cast in favor of an individual who is not a Qualified Candidate shall not be effective to elect that individual to the Board of Directors regardless of whether (i) that individual receives a greater number of votes than Qualified Candidates who are elected to the Board of Directors under the preceding provisions of this Section 3.5, or
(ii) no other individual receives any votes at that meeting.

         (c) An individual shall be deemed a "Qualified Candidate" for election to the Board of Directors at any particular stockholders' meeting if that individual (i) shall have been nominated for election by the affirmative vote of an Independent Board Majority or shall have been nominated for election in a manner which satisfies all of the requirements specified in Section 3.5(e) hereof, (ii) is under the age of seventy-five (75) years on the date of his or her election or subsequent re-election to the Board, and (iii) is not disqualified under the provisions of Section 3.5(d) hereof.

         (d) The term "Non-Independent Candidate" as used with respect to any particular election of directors, means an individual who satisfies the conditions of clauses (i) and (ii) of Section 3.5(c) hereof but who does not qualify as an "Independent Director" as defined in Section 4.B.1 of Article IV of the Certificate of Incorporation. In the event that, in any particular election of directors, some but


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not all of the Non-Independent Candidates for director at such election may be eligible for election to the Board of Directors pursuant to Section 4.A of
Article IV of the Certificate of Incorporation, then the Non-Independent Candidates shall be treated as Qualified Candidates until all positions available for Non-Independent Candidates at such election pursuant to Section 4.A of Article IV of the Certificate of Incorporation shall have been elected in the manner set forth in this Section 3.5 The remaining Non-Independent Candidates shall, in accordance with Section 3.5(b), be deemed Qualified Candidates.


         (e) An individual who is not nominated for election by the affirmative vote of an Independent Board Majority, and who would otherwise qualify as a Qualified Candidate as provided in Sections 3.5(c) and 3.5(d) hereof, shall be a Qualified Candidate if all of the following requirements are satisfied:

                  (1) The nomination must be made for an election to be held at an annual meeting of stockholders or a special meeting of stockholders in which the Board of Directors has determined that candidates will be elected by the issued and outstanding shares of the Corporation's common stock to one or more positions on the Board of Directors;

                  (2) The individual must be nominated by a stockholder who shall be the record owner on the record date for such meeting and at that meeting of shares entitled to be voted at that meeting for the election of directors (a "Nominating Stockholder");

                  (3) The Nominating Stockholder must deliver a timely written nomination notice to the office the Corporation's Corporate Secretary at the Corporation's principal place of business which provides the information required by this Section 3.5(e);

                  (4) To be timely for an annual meeting, a Nominating Stockholder's notice must be actually delivered to the Corporate Secretary at the Corporation's principal place of business not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that: (i) if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation, and (ii) if the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a Nominating Stockholder's nominating notice required by this Section 3.5(e) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if (x) the Nominating Stockholder shall have nominated candidates in accordance with the requirements in this Section 3.5(e) for all Board of Directors positions not covered by such increase, and (y) the nomination notice for candidates to fill the expanded positions shall be actually delivered to the Corporate Secretary at the Corporation's principal place of business not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation;


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                  (5)      If the election is to be held at a special
         stockholders' meeting, a Nominating Stockholder's nominating notice required by this Section 3.5(e) shall be considered timely for such meeting if it shall be actually delivered to the Corporate Secretary at the Corporation's principal place of business not later than the close of business on the 10th day following the day on which the Corporation shall first publicly announce the date of the special meeting and that a vote by stockholders shall be taken at such meeting to elect one or more directors;

                  (6) In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a Nominating Stockholder's notice as described above. "Public Announcement" means, for these purposes, disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
         Section 13, 14 or 15(d) of the Exchange Act.

                  (7) Such Nominating Stockholder's nomination notice shall: (i) set forth as to each person whom the Nominating Stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and Rule 14a-11 thereunder; (ii) be accompanied by each nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;
         (iii) set forth the name and address of the stockholder giving the notice and the beneficial owner of the shares owned of record by the beneficial owner, and the telephone number at which the Corporation will be able to contact the stockholder, the beneficial owner and each nominee during usual business hours during the period through the meeting at which the nomination is to take place; and (iv) set forth the class and number of shares of the Corporation which are owned beneficially and of record by such Nominating Stockholder and such beneficial owner;

                  (8) The Nominating Stockholder, the beneficial owner and each nominee shall provide such other information as any officer of the Corporation shall reasonably deem relevant within such time limits as any officer of the Corporation shall reasonably impose for such information.

SECTION 3.6 VACANCIES. Neither the provisions of Section 3.5 nor any other provision set forth herein shall diminish the right granted to the Directors to elect individuals to fill any vacancy which shall occur for any reason as provided in the Certificate of Incorporation.

SECTION 3.7 MEETINGS OF THE NEWLY ELECTED BOARD OF DIRECTORS. The members of each newly elected Board of Directors (i) shall meet at such time and place, either within or without the State of Delaware, as shall be provided for by resolution of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or (ii) if not so provided for by resolution of the stockholders, or if a quorum shall not be present, may meet at such time and place as shall be consented to in writing by a majority of the newly elected directors, provided that written or printed notice of such meeting shall be given to each of the other directors in the same manner as provided in these Bylaws with respect to the giving of notice for special meetings of the Board of Directors, except that it shall not be necessary to state the purpose of the meeting in such notice, or (iii) regardless of whether or not the time and place of such meeting shall be provided for by resolution of the stockholders at the annual meeting, may meet at such time and place as shall be consented to in writing by all of the newly elected directors.

Each director of the Corporation, upon such director's election, shall qualify by accepting the office of director, and such director's attendance at, or written approval of the minutes of, any meeting of the Board of Directors subsequent to such director's election shall constitute such director's acceptance of such office; or such director may execute such acceptance by a separate writing, which shall be placed in the minute book.

SECTION 3.8       NOTICE OF MEETING; WAIVER OF NOTICE.

         (a) Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places either within or without the State of Delaware as shall from time to time be fixed by resolution adopted by the whole Board of Directors (as defined in Section 2 of Article IV of the Certificate of Incorporation). Any business may be transacted at a regular meeting.

         (b)      Special Meetings.

                  (i) Except as otherwise required by the DGCL or other applicable law and subject to the rights of the holders of Preferred Stock or any series thereof, special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors and shall be called by the Secretary on the written request of any of the foregoing. The place may be within or without the State of Delaware as designated in the notice.

                  (ii) Written or printed notice of each special meeting of the Board of Directors, stating the place, day and hour of the meeting and the purpose or purposes thereof, shall be mailed to each director at least three (3) days before the day on which the meeting is to be held, or shall be delivered to such director personally or sent to such director by telegram or facsimile at least two (2) days before the day on which the meeting is to be held. If mailed, such notice shall be deemed to be delivered when it is deposited in the United States mail with postage thereon prepaid, addressed to the director at such director's residence or usual place of business. If given by telegraph, such notice shall be deemed to be delivered when it is delivered to the telegraph company. If given by facsimile, such notice shall be deemed delivered upon receipt of verification. The notice may be given by any person having authority to call the meeting.

                  (iii) "Notice" and "call" with respect to such meetings shall be deemed to be synonymous.

         (c) Waiver of Notice. Whenever any notice is required to be given to any director under the provisions of the DGCL or other applicable law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by such director, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a director at any meeting shall constitute a waiver of notice of the meeting except where a director attends such meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

SECTION 3.9 MEETINGS BY CONFERENCE TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT. Unless otherwise prohibited by the DGCL or other applicable law, the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at the meeting.

SECTION 3.10 ACTION WITHOUT A MEETING. Any action which is required to be or may be taken at a meeting of the directors, or of the executive committee or any other committee of the directors, may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the members of the Board of Directors or of the committee as the case may be. The consents shall have the same force and effect as a unanimous vote at a meeting duly held. The Secretary shall file such consents with the minutes of the meetings of the Board of Directors or of the committee as the case may be.

SECTION 3.11 QUORUM AND VOTING. At all meetings of the Board of Directors, a majority of the whole Board of Directors shall, unless a greater number as to any particular matter is required by the DGCL or other applicable law, the Certificate of Incorporation or these Bylaws, constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors, subject to the provisions of Section 144 of the DGCL (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 141 of the DGCL (as to appointment of committees), and Section 145 of the DGCL (as to indemnification of directors), and unless the act of a greater number is required by the DGCL or other applicable law, the Certificate of Incorporation or these Bylaws.

SECTION 3.12      COMMITTEES.

         (a) The Board of Directors may, by resolution or resolutions adopted by a majority of the whole Board of Directors, designate two or more directors of the Corporation to constitute one or more committees (including, without limitation, an executive committee). Each such committee, to the extent provided in such resolution or resolutions, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation; provided, however, that the designation of each such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or such member by law.

         (b) Each such committee shall keep regular minutes of its proceedings, which minutes shall be recorded in the minute book of the Corporation. The Secretary or an Assistant Secretary of the Corporation may act as Secretary for each such committee if the committee so requests.

SECTION 3.13      AUDIT COMMITTEE.

         (a) The Board of Directors at the annual or any regular or special meeting of the directors shall, by resolution adopted by a majority of the whole Board of Directors, designate and elect three or more directors to constitute an Audit Committee and appoint one of the directors so designated as the chairman of the Audit Committee. Membership on the Audit Committee shall be restricted to those directors who are independent of the management of the Corporation and are free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a member of the committee. Each member of the Audit Committee shall be financially literate, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management experience. Vacancies in the Audit Committee may be filled by the Board of Directors at any meeting thereof. Each member of the Audit Committee shall hold office until such Audit Committee member's successor has been duly elected and qualified, or until such Audit Committee member's resignation or removal from the Audit Committee by the Board of Directors, or until such Audit Committee member otherwise ceases to be a director. Any member of the Audit Committee may be removed from the Audit Committee by resolution adopted by a majority of the whole Board of Directors. The compensation, if any, of members of the Audit Committee shall be established by resolution of the Board of Directors.

         (b) The Audit Committee shall be responsible for: recommending to the Board of Directors the appointment or discharge of independent auditors; reviewing the independence and objectivity of the independent auditors; reviewing with the management and the independent auditors the terms of engagement of independent auditors, including the fees, scope and timing of the audit and any other services rendered by the independent auditors; reviewing with the independent auditors and management the Corporation's policies and procedures with respect to internal auditing, accounting and financial controls; reviewing with the management the independent statements; audit results and reports and the recommendation made by any of the auditors with respect to changes in accounting procedures and internal controls; reviewing the results of studies of the Corporation's system of internal accounting controls; and performing any other duties or functions deemed appropriate by the Board of Directors. The Audit Committee shall have the powers and rights necessary or desirable to fulfill these responsibilities, including the power and right to consult with legal counsel and to rely upon the opinion of legal counsel. The Audit Committee is authorized to communicate directly with the Corporation's financial officers and employees, internal auditors and independent auditors as it deems desirable and to have the internal auditors or independent auditors perform any additional procedures as it deems appropriate.

         (c) All actions of the Audit Committee shall be reported to the Board of Directors at the next meeting of the Board of Directors. The minute books of the Audit Committee shall at all times be open to the inspection of any director.

         (d) The Audit Committee shall meet at the call of its chairman or of any two members of the Audit Committee. A majority of the Audit Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall constitute the act of the Audit Committee.

SECTION 3.14      COMPENSATION COMMITTEE.

         (a) The Board of Directors at the annual or any regular or special meeting shall, by resolution adopted by a majority of the whole Board of Directors, designate and elect two or more directors to constitute a Compensation Committee. Membership on the Compensation Committee shall be restricted to disinterested persons which for this purpose shall mean any director who, during the time such director is a member of the Compensation Committee is not eligible, and has not at any time within one year prior thereto been eligible, for selection to participate (other than in a manner as to which the Compensation Committee has no discretion) in any of the compensation plans administered by the Compensation Committee. Vacancies in the Compensation Committee may be filled by the Board of Directors at any meeting. Each member of the Compensation Committee shall hold office until such Compensation Committee member's successor has been duly elected and qualified, or until such Compensation Committee member's resignation or removal from the Compensation Committee by the Board of Directors, or until such Compensation Committee member otherwise ceases to be a director or a disinterested person. Any member of the Compensation Committee may be removed by resolution adopted by a majority of the whole Board of Directors. The compensation, if any, of the members of the Compensation Committee shall be established by resolution of the Board of Directors.

         (b) The Compensation Committee shall, from time to time, recommend to the Board of Directors the compensation and benefits of the executive officers of the Corporation. The Compensation Committee shall have the power and authority vested in the Board of Directors by any benefit plan of the Corporation. The Compensation Committee shall also make recommendations to the Board of Directors with regard to the compensation of the Board of Directors and its committees, with the exception of the Compensation Committee.

         (c) All actions of the Compensation Committee shall be reported to the Board of Directors at the next meeting of the Board of Directors. The minute books or the Compensation Committee shall at all times be open to the inspection of any director

         (d) The Compensation Committee shall meet at the call of the chairman of the Compensation Committee or of any two members of the Compensation Committee (or if there shall be only one other member, then at the call of that member). A majority of the Compensation Committee shall constitute a quorum for the transaction of business (or if there shall be only two members, then both must be present), and the act of a majority of those present at any meeting at which a quorum is present (or if there shall be only two members, then they must act unanimously) shall be the act of the Compensation Committee.

SECTION 3.15      NOMINATING COMMITTEE.

         (a) The Board of Directors at the annual or any regular or special meeting of the directors shall, by resolution adopted by a majority of the whole Board of Directors, designate and elect two or more directors to constitute a Nominating Committee and appoint one of the directors so designated as the chairman of the Nominating Committee. Membership on the Nominating Committee shall be restricted to Independent Directors (as defined in Section 4.B.1 of Article IV of the Certificate of Incorporation). Vacancies in the Nominating Committee may be filled by the Board of Directors at any meeting thereof. Each member of the Nominating Committee shall hold office until such Nominating Committee member's successor has been duly elected and qualified, or until such Nominating Committee member's resignation or removal from the Nominating Committee by the Board of Directors, or until such Nominating Committee member otherwise ceases to be a director. Any member of the Nominating Committee may be removed from the Nominating Committee by resolution adopted by a majority of the whole Board of Directors. The compensation, if any, of members of the Nominating Committee shall be established by resolution of the Board of Directors.

         (b) The Nominating Committee shall be responsible for: recommending to the Board of Directors a slate of directors to be presented for election by stockholders at each annual meeting of the stockholders of the Corporation and any other duties or functions deemed appropriate by the Board of Directors. The Nominating Committee shall have the powers and rights necessary or desirable to fulfill these responsibilities, including the power and right to consult with legal counsel and to rely upon the opinion of legal counsel.

         (c) All actions of the Nominating Committee shall be reported to the Board of Directors at the next meeting of the Board of Directors. The minute books of the Nominating Committee shall at all times be open to the inspection of any director.

         (d) The Nominating Committee shall meet at the call of its chairman or of any two members of the Nominating Committee (or if there shall be only one other member, then at the call of that member). A majority of the Nominating Committee shall constitute a quorum for the transaction of business (or if there shall be only two members, then both must be present), and the act of a majority of those present at any meeting at which a quorum is present (or if there shall be only two members, then they must act unanimously) shall be the act of the Nominating Committee.

SECTION 3.16 ALTERNATE COMMITTEE MEMBERS. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate one or more additional directors as alternate members of any committee to replace any absent or disqualified member at any meeting of that committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member, provided that the director so appointed meets any qualifications stated in these Bylaws or the resolution designating the committee or any amendment thereto.

SECTION 3.17 COMMITTEE PROCEDURES. Unless otherwise provided in these Bylaws or in the resolution designating any committee, any committee may fix its rules or procedures and fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

SECTION 3.18 LIMITATION OF COMMITTEE POWERS. Notwithstanding any other provision of these Bylaws, no committee of the Board of Directors shall have the power or authority of the Board of Directors with respect to (i) amending the Certificate of Incorporation, (ii) approving any action which under the DGCL or other applicable law, also requires stockholders' approval or approval of the outstanding shares, (iii) approving or recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, (iv) amending these Bylaws, (v) declaring a dividend or making any other distribution to the stockholders, (vi) authorizing the issuance of stock otherwise than pursuant to (the grant or exercise of a stock option under employee stock options of the Corporation or in connection with a public offering of securities registered under the Securities Act of 1933, (vii) filling vacancies on the Board of Directors or any committee thereof, or (viii) amending or repealing any resolution of the Board of Directors.

SECTION 3.19 COMPENSATION OF DIRECTORS AND COMMITTEE MEMBERS. Directors and members of all committees shall not receive any stated salary for their services as such, unless authorized by resolution of the Board of Directors. By resolution of the Board of Directors a fixed sum and expenses of attendance, if any, also may be allowed for attendance at each regular or special meeting of the Board of Directors or any committee. Nothing herein contained shall be construed to preclude any director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 3.20 RESIGNATIONS. Any director may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time specified therein or, if no time is specified therein, upon receipt thereof by the Corporation, and, unless otherwise specified therein, the acceptance of such resignation by the Corporation shall not be necessary to make such resignation effective.

SECTION 3.21 REMOVAL OF DIRECTORS. Directors may be removed only in the manner provided in the Certificate of Incorporation.

SECTION 3.22 STAKEHOLDER INTERESTS. The Board of Directors shall have the authority to make its decisions based on a long term perspective and in doing so shall be entitled to make decisions which may produce short term outcomes less favorable than alternatives which may be available to the Corporation or its stockholders. The Board of Directors, in making its decisions, shall be entitled to consider the interests of stakeholders in the Company other than stockholders, including employees, areas in which the Corporation maintains operations, creditors, and other persons who in the Board of Directors' sole judgment have a legitimate stake in the Board of Directors' decision. The Board of Directors shall have discretion to determine how to balance any interests of stockholders and other stakeholders in arriving at any decision.

                              ARTICLE IV - OFFICERS

SECTION 4.1       DESIGNATIONS.

         (a) The officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers. The Board of Directors shall elect a Chairman of the Board, a Vice Chairman of the Board, a President, a Treasurer and a Secretary at its first meeting after each annual meeting of the stockholders. The Board of Directors then, or from time to time, may also elect one or more of the other prescribed officers as it shall deem advisable, but need not elect any officers other than a Chairman of the Board, a Vice Chairman of the Board, a President, a Treasurer and a Secretary. The Board of Directors may, if it desires, elect or appoint additional officers and may further identify or describe any one or more of the officers of the Corporation.

         (b) The Chairman and the Vice Chairman of the Board shall be chosen from among the Board of Directors, but the other officers of the Corporation need not be members of the Board of Directors. Any two or more offices may be held by the same person.

         (c) An officer shall be deemed qualified when such person enters upon the duties of the office to which such person has been elected or appointed and furnishes any bond required by the Board of Directors; but the Board of Directors may also require such person's written acceptance and promise faithfully to discharge the duties of such office.

SECTION 4.2 TERM OF OFFICE. Each officer of the Corporation shall hold such person's office at the pleasure of the Board of Directors or for such other period as the Board of Directors may specify at the time of such person's election or appointment, or until such person's resignation, removal by the Board of Directors or death, whichever first occurs. In any event, each officer of the Corporation who is not reelected or reappointed at the annual election of officers by the Board of Directors next succeeding such person's election or appointment shall be deemed to have been removed by the Board of Directors, unless the Board of Directors provides otherwise at the time of such person's election or appointment.

SECTION 4.3 OTHER AGENTS. The Board of Directors from time to time may appoint such other agents for the Corporation as the Board of Directors shall deem necessary or advisable, each of whom shall serve at the pleasure of the Board of Directors or for such period as the Board of Directors may specify and shall exercise such powers, have such titles and perform such duties as shall be determined from time to time by the Board of Directors or by an officer empowered by the Board of Directors to make such determinations.

SECTION 4.4 REMOVAL. Any officer or agent elected or appointed by the Board of Directors, and any employee, may be removed or discharged by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal or discharge shall be without prejudice to the contract rights, if any, of the person so removed or discharged.

SECTION 4.5 SALARIES AND COMPENSATION. Salaries and compensation of all elected officers of the Corporation shall be fixed, increased or decreased by the Board of Directors, but this power, except as to the salary or compensation of the Chairman of the Board and the President, may, unless prohibited by law, be delegated by the Board of Directors to the Chairman of the Board, the President or a committee. Salaries and compensation of all appointed officers, agents and employees of the Corporation may be fixed, increased and decreased by the Board of Directors, but until action is taken with respect thereof by the Board of Directors, the same may be fixed, increased or decreased by the President or by such other officer or officers as may be empowered by the Board of Directors to do so.

SECTION 4.6 DELEGATION OF AUTHORITY TO HIRE, DISCHARGE AND DESIGNATE DUTIES. The Board of Directors from time to time may delegate to the Chairman of the Board, the President or other officer or executive employees of the Corporation, authority to hire and discharge and to fix and modify the duties and salary or other compensation of employees of the Corporation under the jurisdiction of such person, and the Board of Directors may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the Corporation the services of attorneys, accountants and other experts.

SECTION 4.7 CHAIRMAN OF THE BOARD. If a Chairman of the Board is elected, such Chairman of the Board shall preside at all meetings of the stockholders and directors at which such Chairman of the Board may be present and shall perform such other duties and have such other powers, responsibilities and authority as may be prescribed elsewhere in these Bylaws. The Board of Directors may delegate such other powers, responsibilities and authority and assign such additional duties to the Chairman of the Board, other than those conferred by law exclusively upon the President or other officer, as the Board of Directors may from time to time determine, and, to the extent permissible by law, the Board of Directors may designate the Chairman of the Board as the chief executive officer of the Corporation with all of the duties, powers, responsibilities and authority otherwise conferred upon the President of the Corporation under
Section 4.8 of these Bylaws, or the Board of Directors may from time to time divide the duties, powers, responsibilities and authority for the general control and management of the Corporation's business and affairs between the Chairman of the Board and the President. If the Chairman of the Board is designated as the chief executive officer of the Corporation or to have the powers of the chief executive officer coextensively with the President, notice thereof shall be given to the extent and in the manner as may be required by law.

SECTION 4.8       PRESIDENT.

         (a) Unless the Board of Directors otherwise provides, the President shall be the chief executive officer of the Corporation with such general executive duties, powers, responsibilities and authority of supervision and management as are usually vested in the office of the Chief Executive Officer of a corporation, and such President shall carry into effect all directions and resolutions of the Board of Directors. In the absence of the Chairman of the Board, or if there is no Chairman of the Board, the President shall preside at all meetings of the stockholders and the Board of Directors.

         (b) The President may execute all bonds, notes, debentures, mortgages and other contracts requiring the seal of the Corporation, may cause the seal to be affixed thereof, and may execute all other instruments, for and in the name of the Corporation.

         (c) Unless the Board of Directors otherwise provides, the President, or any person designated in writing by the President, shall have full power and authority on behalf of the Corporation to (i) attend and to vote or take action at any meeting of the holders of securities of corporations in which the Corporation may hold securities, and at such meeting shall possess and may exercise any and all rights and powers incident to being a holder of such securities, and (ii) execute and deliver waivers of notice and proxies for and in the name of this Corporation with respect to securities of any such corporation held by this Corporation.

         (d) The President shall, unless the Board of Directors otherwise provides, be an ex officio member of all standing committees.

         (e) The President shall perform such other duties and have such other powers, responsibilities and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

         (f) If a Chairman of the Board is elected and designated as the chief executive officer of the Corporation, as provided in Section 4.7 of these Bylaws, the President shall perform such duties and have such powers, responsibilities and authority as may be specifically delegated to the President by the Board of Directors or are conferred by law exclusively upon the President and, in the absence or disability of the Chairman of the Board or in the event of the Chairman of the Board's inability or refusal to act, the President shall perform the duties and exercise the powers of the Chairman of the Board.

SECTION 4.9 EXECUTIVE VICE PRESIDENTS AND VICE PRESIDENTS. In the absence or disability of the President, or in the event of the President's inability or refusal to act, any Executive Vice President or Vice President may perform the duties and exercise the powers of the President, including presiding at meetings of the stockholders of the Corporation and meetings of the Board of Directors in the absence of the Chairman of the Board, until the Board of Directors otherwise provides. Executive Vice Presidents and Vice Presidents shall perform such other duties and have such other powers, responsibilities and authority as the Board of Directors may from time to time prescribe.

SECTION 4.10      SECRETARY AND ASSISTANT SECRETARIES.

         (a) The Secretary shall attend all meetings of the Board of Directors and, except as otherwise provided for in Section 2.5 of these Bylaws, all meetings of the stockholders. The Secretary shall prepare minutes of all proceedings at such meetings and shall preserve them in a minute book of the Corporation. The Secretary shall perform similar duties for each standing or temporary committee when requested by the Board of Directors or such committee.

         (b) The Secretary shall see that all books, records, lists and information, or duplicates, required to be maintained at the registered or other office of the Corporation in the State of Missouri, or elsewhere, are so maintained.

         (c) The Secretary shall keep in safe custody the seal of the Corporation, and shall have authority to affix the seal of the Corporation to any instrument requiring a corporate seal and, when so affixed, the Secretary may attest the seal by the Secretary's signature.

         (d) The Secretary shall have the general duties, powers, responsibilities and authority of a secretary of a corporation and shall perform such other duties and have such other powers, responsibilities and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors or the chief executive officer of the Corporation, under whose direct supervision the secretary shall be.

         (e) In the absence or disability of the Secretary or in the event of the Secretary's inability or refusal to act, any Assistant Secretary may perform the duties and exercise the powers of the Secretary until the Board of Directors otherwise provides. Assistant Secretaries shall perform such other duties and have such other powers, responsibilities and authority as the Board of Directors may from time to time prescribe.

SECTION 4.11      TREASURER AND ASSISTANT TREASURERS.

         (a) The Treasurer shall have responsibility for the safekeeping of the funds and securities of the Corporation, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall keep or cause to be kept all other books of account and accounting records of the Corporation. The Treasurer shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or by any officer of the Corporation to whom such authority has been granted by the Board of Directors.

         (b) The Treasurer shall disburse, or permit to be disbursed, the funds of the Corporation as may be ordered, or authorized generally, by the Board of Directors, and shall render to the chief executive officer of the Corporation and the directors, whenever they may require, an account of all transactions as treasurer and of those under the Treasurer's jurisdiction, and of the financial condition of the Corporation.

         (c) The Treasurer shall have the general duties, powers, responsibilities and authority of a treasurer of a corporation and shall, unless otherwise provided by the Board of Directors, be the chief financial and accounting officer of the Corporation. The Treasurer shall perform such other duties and shall have such other powers, responsibilities and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

         (d) If required by the Board of Directors, the Treasurer shall give the Corporation a bond in a sum and with one or more sureties satisfactory to the Board of Directors for the faithful performance of the duties of the Treasurer's office and for the restoration to the Corporation, in the case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control which belong to the Corporation.


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
         (e) In the absence or disability of the Treasurer or in the event of the Treasurer's inability or refusal to act, any Assistant Treasurer may perform the duties and exercise the powers of the Treasurer until the Board of Directors otherwise provides. Assistant Treasurers shall perform such other duties and have such other powers, responsibilities and authority as the Board of Directors may from time to time prescribe.

SECTION 4.12 DUTIES OF OFFICERS MAY BE DELEGATED. If any officer of the Corporation is absent or unable to act, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, some or all of the functions, duties, powers, responsibilities and authority of any officer to any other officer, or to any other agent or employee of the Corporation or other responsible person, provided a majority of the whole Board of Directors concurs.

                           ARTICLE V - INDEMNIFICATION

SECTION 5.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Corporation shall be required, to the maximum extent permitted by the DGCL and the Certificate of Incorporation, to indemnify each of its directors and officers and any director or officer who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise.

SECTION 5.2 INDEMNIFICATION OF OTHER AGENTS. The Corporation may, in its absolute discretion, up to the maximum extent permitted by the DGCL and the Certificate of Incorporation, indemnify each person who is not required to be indemnified under Section 5.1 against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise.

SECTION 5.3 INDEMNIFICATION OF FIDUCIARIES. The Corporation shall indemnify any director, officer, employee, or other agent of the Corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was a trustee, investment manager, or other fiduciary under any employee benefit plan of the Corporation. The provisions of this Section 5.3 shall be deemed to constitute a contract between the Corporation and any such indemnified person, or for the benefit of any such indemnified person.

SECTION 5.4 ADVANCES OF EXPENSES. To the extent permitted by the DGCL and the Certificate of Incorporation, expenses incurred in defending any proceeding in the case described in Section 5.1 of these Bylaws shall be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of any undertaking by or on behalf of such person to repay such amount if it shall be determined ultimately that he or she is not entitled to be indemnified by the Corporation.

SECTION 5.5 NON-EXCLUSIVITY. The indemnification and the advancement of expenses provided by this Article V shall not be exclusive of any other rights to which those seeking indemnification or


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
advancement of expenses may be entitled under any statute, the Certificate of Incorporation, these Bylaws or any agreement, vote of stockholders or disinterested directors, policy of insurance or otherwise, both as to action in their official capacity and as to action in another capacity while holding their respective offices, and shall not limit in any way any right which the Corporation may have to provide additional indemnification with respect to the same or different persons or classes of persons. The indemnification and advancement of expenses provided by this Article V shall continue as to a person who has ceased to serve in a capacity that entitles such person to indemnity under this Article V (an "Indemnifiable Capacity") and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 5.6 INSURANCE. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was serving in an Indemnifiable Capacity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article V. Notwithstanding anything in this Article V to the contrary:
(i) the Corporation shall not be obligated to indemnify any person serving in an Indemnifiable Capacity for any amounts which have been paid directly to such person by any insurance maintained by the Corporation; and (ii) any indemnification provided pursuant to this Article V (A) shall not be used as a source of contribution to, or as a substitute for, or as a basis for recoupment of any payments pursuant to, any indemnification obligation or insurance coverage which is available from any Other Enterprise, and (B) shall become operative, and payments shall be required to be made thereunder, only in the event and to the extent that the amounts in question have not been fully paid by any indemnification obligation or insurance coverage which is available from any Other Enterprise.

SECTION 5.7 VESTING OF RIGHTS. The rights granted or created hereby shall be vested in each person entitled to indemnification hereunder as a bargained-for contractual condition of such person's serving or having served in an Indemnifiable Capacity and, while this Article V may be amended or repealed, no such amendment or repeal shall release, terminate or adversely affect the rights of such person under this Article V with respect to any act taken or the failure to take any act by such person prior to such amendment or repeal or with respect to any action, suit or proceeding with respect to such act or failure to act filed after such amendment or repeal.

SECTION 5.8 SEVERABILITY. If any provision of this Article V or the application of any such provision to any person or circumstance is held invalid, illegal or unenforceable for any reason whatsoever, the remaining provisions of this Article V and the application of such provision to other persons or circumstances shall not be affected thereby and, to the fullest extent possible, the court finding such provision invalid, illegal or unenforceable shall modify and construe the provision so as to render it valid and enforceable as against all persons or entities and to give the maximum possible protection to persons subject to indemnification hereby within the bounds of validity, legality and enforceability. Without limiting the generality of the foregoing, if any person who is or was serving in an Indemnifiable Capacity is entitled under any provision of this Article V to indemnification by the Corporation for some or a portion of the judgments, amounts paid in settlement, attorneys' fees, ERISA excise taxes or penalties, fines or other expenses actually and reasonably incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding), whether civil, criminal, administrative, investigative or appellate, but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify such person for the portion thereof to which such person is entitled.


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
                               ARTICLE VI - STOCK

SECTION 6.1 PAYMENT FOR SHARES OF STOCK. The Corporation shall not issue shares of stock of the Corporation except for money paid, labor done or property actually received or in consideration of valid bona fide antecedent debts. No note or obligation given by any stockholder, whether secured by deed of trust, mortgage or otherwise, shall be considered as payment of any part or any share or shares, and no loan of money for the purpose of such payment shall be made by the Corporation.

SECTION 6.2 CERTIFICATES REPRESENTING SHARES OF STOCK. The certificates representing shares of stock of the Corporation shall be issued in numerical order and shall be in such form as may be prescribed by the Board of Directors in conformity with the Certificate of Incorporation, the DGCL or other applicable law. The issuance of shares shall be entered in the stock books of the Corporation as they are issued. Such entries shall show the name and address of the person, firm, partnership, corporation or association to whom each certificate is issued. Each certificate shall have printed, typed or written thereon the name or the person, firm, partnership, corporation or association to whom it is issued and the number of shares represented thereby. It shall be signed by the President, an Executive Vice President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation. Any or all signatures on such certificate may be facsimiles and the seal may be facsimile, engraved or printed. In case any such officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

SECTION 6.3 TRANSFERS OF SHARES - TRANSFER AGENT - REGISTRAR. Transfers of shares of stock shall be made on the stock record or transfer books of the Corporation only by the person named in the stock certificate, or by such stockholder's attorney lawfully constituted in writing, and upon surrender of the certificate therefor. The stock record book and other transfer records shall be in the possession of the Secretary or of a transfer agent for the Corporation. The Corporation, by resolution of the Board of Directors, may from time to time appoint a transfer agent and, if desired, a registrar, under such arrangements and upon such terms and conditions as the Board of Directors deems advisable, but until and unless the Board of Directors appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the Corporation shall be the transfer agent of the Corporation without the necessity of any formal action of the Board of Directors, and the Secretary, or any person designated by the Secretary, shall perform all of the duties of such transfer agent.

SECTION 6.4 CLOSING OF TRANSFER BOOKS. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of the stockholders, or the date of payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or entitled to any such allotment of rights, or entitled to exercise the rights in respect of any such change, conversion or exchange of shares. In such case only the stockholders who are stockholders of record on the date of closing of the transfer books


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
or on the record date so fixed shall be entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after such date of closing of the transfer books or such record date fixed as aforesaid.

SECTION 6.5 LOST OR DESTROYED CERTIFICATES. In case of the loss or destruction of any certificate for shares of stock of the Corporation, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the Corporation and the transfer agent and registrar, if any, in such sum as the Board of Directors may provide; provided, however, that a new certificate may be issued without requiring a bond when in the judgment of the Board of Directors it is proper to do so.

SECTION 6.6 REGULATIONS. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of stock of the Corporation, not inconsistent with the DGCL and other applicable law, the Certificate of Incorporation or these Bylaws.

                         ARTICLE VII - CORPORATE FINANCE

SECTION 7.1 FIXING OF CAPITAL - TRANSFERS OF SURPLUS. Except as may be specifically otherwise provided in the Certificate of Incorporation, the Board of Directors is expressly empowered to exercise all authority conferred upon it or the Corporation by any law or statute, and in conformity therewith, relative to: (a) determining what part of the consideration received for shares of the Corporation shall be stated capital; (b) increasing or decreasing stated capital; (c) transferring surplus to stated capital; (d) transferring stated capital to surplus; (e) determining the consideration to be received by the Corporation for its shares; and (f) determining all similar or related matters; provided, however, that any concurrent action or consent by or of the Corporation and its stockholders, required to be taken or given pursuant to the DGCL and other applicable law, shall be duly taken or given in connection therewith.

SECTION 7.2       DIVIDEND.

         (a) Dividends on the outstanding shares of the Corporation, subject to the provisions of the Certificate of Incorporation and the DGCL and other applicable law, may be declared by the Board of Directors at any meeting. Dividends may be paid in cash, property or shares of the Corporation's stock.

         (b) Liquidating dividends or dividends representing a distribution of paid-in surplus or a return of capital shall be made only when and in the manner permitted by law.

         (c) A member of the Board of Directors shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of the Corporation's officials as to the value and amount of the assets, liabilities and earnings of the Corporation, or any facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

SECTION 7.3 CREATION OF RESERVES. Before the payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time deems proper as a reserve fund or funds to meet contingencies or for equalizing


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
dividends, repairing or maintaining any property of the Corporation or any other purpose deemed by the Board of Directors to be conducive to the interests of the Corporation, and the Board of Directors may abolish any such reserve in the manner in which it was created.

                        ARTICLE VIII - GENERAL PROVISIONS

SECTION 8.1 FISCAL YEAR. The Board of Directors shall have power to fix and from time to time change the fiscal year of the Corporation. In the absence of action by the Board of Directors, the fiscal year of the Corporation shall end each year on the date which the Corporation treated as the close of its first fiscal year, until such time, if any, as the fiscal year shall be changed by the Board of Directors.

SECTION 8.2 CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation and the words: "Corporate Seal - Delaware." The corporate seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or in any manner reproduced. As provided in Section 4.10(c) of these Bylaws, the Secretary of the Corporation shall have the authority to affix and attest the corporate seal. The Board of Directors may give general authority to any other officer of the Corporation to affix the corporate seal and, when so affixed, to attest the seal by such officer's signature.

SECTION 8.3 DEPOSITORIES. The moneys of the Corporation shall be deposited in the name of the Corporation in such bank or banks or other depositories as the Board of Directors shall designate, and shall be drawn out only by check or draft signed by persons designated by resolution adopted by the Board of Directors. Notwithstanding the foregoing, the Board of Directors may by resolution authorize an officer or officers of the Corporation to designate any bank or banks or other depositories in which moneys of the Corporation may be deposited, and to designate the persons who may sign checks or drafts on any particular account or accounts of the Corporation, whether created by direct designation of the Board of Directors or by an authorized officer or officers as aforesaid.

SECTION 8.4       AMENDMENTS OF THE BYLAWS.

         (a) The Board of Directors shall have the power to amend these Bylaws by the vote of a majority of the directors present at a meeting at which a quorum is then present except that any amendment to Sections 2.3, 2.8(b), 2.11, 2.13, 3.3, 3.5, 8.4 or 8.5 or Article V of these Bylaws shall require the approval of an Independent Board Majority.

         (b) The holders of the Corporation's capital stock shall not have the power to amend or replace these Bylaws in whole or in part unless such amendment or replacement shall be approved by the holders of at least seventy-five percent (75%) of the issued and outstanding shares of Common Stock of the Corporation.

SECTION 8.5 INCONSISTENT PROVISIONS. The Board of Directors shall have the authority to interpret these Bylaws and to resolve any question or issue which may arise under these Bylaws. Whenever possible, each provision of these Bylaws shall be interpreted in such manner as to be valid and enforceable under applicable law and the provision of the Certificate of Incorporation, but if any provision of these Bylaws shall be held to be prohibited by or unenforceable under or to be in irreconcilable conflict with applicable law or the Certificate of Incorporation, (i) such provision shall be applied to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (ii) all other provisions of these Bylaws shall remain in full force and effect.


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
760532.01


                                       24